UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 21, 2018

PEAK RESORTS, INC.

(Exact name of registrant as specified in its charter)

Missouri	001-35363	43-1793922
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

17409 Hidden Valley Drive
Wildwood, Missouri		63025
(Address of principal executive offices)		(Zip Code)

(636) 938-7474

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act.

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).     ☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.Entry into a Material Definitive Agreement.

On November 21, 2018, Peak Resorts, Inc. (the “Company”), through its wholly owned subsidiary Snow Time Acquisition, Inc., completed the acquisition (the “Acquisition”) of 100% of the issued and outstanding common stock of Snow Time, Inc. (“Snow Time”) pursuant to the previously announced Stock Purchase Agreement (the “Purchase Agreement”) entered into with the stockholders of Snow Time (the “Sellers”), dated as of September 24, 2018.  Upon consummation of the Acquisition, the Company acquired the assets and businesses of Snow Time, including Liberty Mountain Resort, Roundtop Mountain Resort and Whitetail Resort, which are day and overnight drive ski resorts located in southern Pennsylvania serving the Baltimore and Washington, D.C. metropolitan areas. Such resorts include two 18-hole golf courses, a 115-room hotel and conference center and more than 20 food and beverage locations across the three resorts, among other amenities.

The consideration for the Acquisition totaled approximately $70.0 million in cash, which is subject to customary post-closing adjustments related to prepaid services, working capital and transaction expenses as described in the Purchase Agreement, and 1,183,432 shares of the Company’s common stock with a value equal to $6.0 million, which was determined based on a $5.07 average closing price of the common stock for the 20 trading days immediately preceding the Acquisition closing. The cash portion of the Acquisition purchase price was funded with (i) borrowings of $50.0 million pursuant to the Credit Agreement (as defined below) and (ii) $20.0 million in proceeds received from the sale of 20,000 shares of the Company’s Series A Cumulative Convertible Preferred Stock (the “Series A Preferred Stock”) and the Option Warrants (as defined below) to Cap 1 LLC (“Cap 1”).

The foregoing description of the Purchase Agreement and the Acquisition is a summary only and is subject to, and qualified in its entirety by, the full text of the Agreement, which is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on September 24, 2018 and incorporated herein by reference. The Purchase Agreement has been filed with the Commission to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, the Sellers or their respective businesses. The Purchase Agreement contains representations and warranties that are the product of negotiations among the parties thereto and made to, and solely for the benefit of, each other as of specified dates. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties and are also qualified in important part by confidential disclosure schedules delivered by the parties in connection with the Purchase Agreement. The representations and warranties may have been made for the purpose of allocating contractual risk between the parties to the agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which information may or may not be fully reflected in the Company’s public disclosures.

Credit Agreement

As noted above, $50.0 million of the Acquisition purchase price was funded with borrowings under the Credit Agreement entered into on November 21, 2018 among Snow Time Acquisition, Inc., as borrower (the “Borrower”), Snow Time, Inc. and subsidiaries, as guarantors, and Cap 1, as lender (the “Credit Agreement”).

Pursuant to the terms of the Credit Agreement, Cap 1 has provided a two-year senior secured term loan facility in the amount of $50.0 million (the “Term Loan”)  secured by all real property on which the Snow Time resorts are located and improvements thereon, together with related rights.

Interest on the Term Loan will be charged at a rate of 6.95%, subject to a 2.0% increase upon an event of default. Amounts due under the Term Loan may be prepaid without penalty.  Upon the incurrence of certain debt, the Borrower must repay the Term Loan with such funds.

The Term Loan matures on November 30, 2020 and may be extended for an additional one-year period at the Borrower’s option, so long as no event of default has occurred. If extended, the Company has agreed to issue

Cap 1 a warrant to purchase 666,667 shares of Common Stock, exercisable immediately from the issuance date and for up to ten years from the date of issuance, at $7.50 per share (the “Extension Warrant”).

As a condition to the funding of the Term Loan, and for aggregate consideration of $20.0 million, the Company exercised the existing option (the “Cap 1 Option”) to issue to Cap 1 an additional 20,000 shares of Series A Preferred Stock, along with additional warrants to purchase shares of Common Stock  that expire 12 years from the date of issuance, as follows: (i) 1,538,462 shares of Common Stock at $6.50 per share; (ii) 625,000 shares of Common Stock at $8.00 per share; and (iii) 555,556 shares of Common Stock at $9.00 per share.  The Cap 1 Option is provided for in the terms of the Securities Purchase Agreement between the Company and Cap 1, dated as of August 22, 2016, entered into in connection with the issuance of the initial 20,000 shares of Series A Preferred Stock and accompanying warrants to Cap 1 in November 2016 (the “2016 Private Placement”). The Company used the Cap 1 Option proceeds to fund the remainder of the cash portion of the Acquisition purchase price.

As consideration for the Term Loan and in lieu of fees, upon funding, the Company also issued Cap 1 an additional warrant to purchase 1,750,000 shares of Common Stock at $10.00 per share (the “Financing Warrant”), which shall be immediately exercisable and expire ten years from the date of issuance.

The exercise prices of the Option Warrants must be paid in cash. At the Company’s option, the exercise price of the Financing Warrant may be paid in whole or in part in cash or by withholding a number of shares of Common Stock issuable upon exercise with an aggregate fair market value as of the exercise date equal to such aggregate exercise price.  The exercise prices of each of the Option Warrants and Financing Warrant and the number of shares of Common Stock issuable upon their exercise are subject to adjustment in the event of a stock split, stock dividend, reorganization, reclassification, consolidation, merger, sale and similar transaction.

The Credit Agreement includes restrictions or limitations on certain transactions by the Borrower and subsidiary guarantors, including mergers, acquisitions, leases, asset sales, loans to third parties, affiliate transactions, and the incurrence or guaranty of certain additional debt and liens. The payment of cash dividends by the Borrower is also prohibited during the term of the Term Loan, provided that the Borrower may make distributions to the Company so long as no event of default has occurred.

Upon an event of default, as defined in the Credit Agreement, Cap 1 may declare all unpaid principal and interest due and payable.  An event of default will occur upon failure to make a payment under the Credit Agreement when due; breach of any representation, warranty or covenant under the Credit Agreement; failure by the Company or any of its subsidiaries to make payments due under existing credit facilities; and occurrence of a change in control, among other customary default circumstances. The Credit Agreement defines a change in control to have occurred at any time the Company ceases to own 100% of the ownership interests in the Borrower or when any person, other than Cap 1 or its affiliates, becomes the beneficial owner of more than 50% of the voting stock of the Company.

The Credit Agreement obligates each of the entities acquired by the Company in connection with the Acquisition as unconditional guarantors of all debt evidenced by the Credit Agreement. The Borrower and subsidiary guarantors have agreed to indemnify Cap 1 against any claims and losses incurred in connection with entry into the Credit Agreement.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the terms of the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.  The foregoing description of the Option Warrants is qualified in its entirety by reference to Warrant No. 4, Warrant No. 5 and Warrant No. 6, which are filed as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference. The foregoing description of the Financing Warrant is qualified in its entirety by reference to Warrant No. 7, which is filed as Exhibit 4.4 to this Current Report on Form 8-K and incorporated herein by reference.

Amended and Restated Stockholders’ Agreement

In connection with the Acquisition, the Company, Cap 1 and Timothy D. Boyd, Stephen J. Mueller and Richard K. Deutsch (the “Management Stockholders”) entered into the Amended and Restated Stockholders’ Agreement, dated as of November 21, 2018.  The Amended and Restated Stockholders’ Agreement adds the new shares of Series A Preferred Stock, Option Warrants, Financing Warrant and Extension Warrant, and the shares of Common Stock underlying such securities, to the scope of Stockholders’ Agreement, dated as of November 2, 2016, entered into by the parties in connection with the 2016 Private Placement (the “Original Stockholders’ Agreement”). The remaining provisions of the Amended and Restated Stockholders’ Agreement remain unchanged from the Original Stockholders’ Agreement and are summarized in the Company’s Current Report on Form 8-K filed with the Commission on November 8, 2016, which summary is incorporated herein by reference.

The foregoing description of the Amended and Restated Stockholders’ Agreement is qualified in its entirety by reference to the terms of the Amended and Restated Stockholders’ Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Amended and Restated Voting Agreement

Also in connection with the Acquisition, the Company, Cap 1 and the Management Stockholders entered into the Amended and Restated Voting Agreement, dated as of November 21, 2018.  The Amended and Restated Voting Agreement adds the new shares of Series A Preferred Stock, Option Warrants, Financing Warrant and Extension Warrant, and the shares of Common Stock underlying such securities, to the scope of Voting Agreement, dated as of August 22, 2016, entered into by the parties in connection with the 2016 Private Placement. For so long as Cap 1 beneficially owns at least 20.0% of the issued and outstanding equity securities of the Company on a fully diluted, as-converted basis, the Amended and Restated Voting Agreement requires the parties to:

•	vote in favor of Cap 1’s nominee to the board of directors;
•

vote against the removal of Cap 1’s nominee to the board  of directors unless Cap 1 approves or the nominee no longer satisfies the qualifications set forth in the Amended and Restated Stockholders’ Agreement;

•	vote in favor of the removal of Cap 1’s nominee to the board of directors if requested by Cap 1; and
•

vote in favor of any increase in the authorized shares of Common Stock necessary to ensure that there are sufficient shares of Common Stock available for issuance upon conversion of the Series A Preferred Stock and exercise of all warrants held by Cap 1.

In addition, Cap 1 has agreed that for up to three years after the issuance date or until a change of control, it will vote any shares of Common Stock issued upon exercise of any warrants held by Cap 1 in favor of the board of directors’ recommendations as to the election, removal or replacement of directors and all other proposals submitted to the vote of stockholders, except in the case of non-routine matters such as tender offers, mergers, acquisitions and similar transactions.

Cap 1 and the Management Stockholders granted proxies for purposes of ensuring compliance with these voting obligations.  Except with respect to Cap 1’s warrant voting obligations, the Amended and Restated Voting Agreement will terminate upon Cap 1 no longer having the right to nominate a director in accordance with the Amended and Restated Stockholders’ Agreement.

The foregoing description of the Amended and Restated Voting Agreement is qualified in its entirety by reference to the terms of the Amended and Restated Voting Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Registration Rights Agreement

In connection with the issuance of the securities to Cap 1 pursuant to the terms of the Credit Agreement, on November 21, 2018, the Company entered into a Registration Rights Agreement with Cap 1 that grants the following registration rights with respect to the common stock issuable upon conversion of the Series A Preferred Stock and exercise of the Option Warrants and Financing Warrant, exercisable by the holders of a majority of the registrable securities: (i) at any time after six months following the issuance date, demand registration rights on a Form S-3 (i.e., a short-form registration); (ii) at any time after six months following the  issuance date, demand registration rights on a Form S-1 (i.e., a long-form registration); and (iii) piggyback registration rights.

The Company is not required to effect more than four short-form registrations or two long-form registrations during any nine-month period or any demand registration unless the number of registrable securities sought to be registered is at least 30% of the registrable securities for a short-form registration or 50% of the registrable securities for a long-form registration and, in any event, not less than 100,000 registrable securities. The Company may delay the filing of or causing to be effective any registration statement if the Company determines in good faith that such registration will (i) materially and adversely affect the negotiation or consummation of any actual or pending material transaction; or (ii) otherwise have a material adverse effect, provided that the Company may not exercise such right to delay more than once in any consecutive 12 month period or for more than 90 days. The Registration Rights Agreement also includes customary provisions regarding market standoffs, registration procedures and expenses, blackout periods, indemnification, reporting required to comply with Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), and confidentiality.

The Company further agreed that the same registration rights provided under the terms of the Registration Rights Agreement would be granted to any shares of Common Stock issued upon exercise of the Extension Warrant if the Company exercises its right to extend the Term Loan.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the terms of the Registration Rights Agreement, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01.Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 and Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 2.03.Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02.Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The sale and issuance of the Common Stock to the Sellers as consideration for the Acquisition of Snow Time, and the sale and issuance of the Series A Preferred Stock, Option Warrants and Financing Warrant to Cap 1 pursuant to the terms of the Credit Agreement (including the issuance of shares of Common Stock upon conversion and exercise thereof),  have each been determined to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder as transactions by an issuer not involving a public offering.

Each of the Sellers and Cap 1 is an accredited investor, as that term is defined in Regulation D, and has acquired the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.  Each of the securities contains a restrictive legend advising that the securities may not be offered for sale, sold, transferred, or assigned without having first been registered under the Securities Act or pursuant to an exemption from the Securities Act.

Item 5.01.Changes in Control of Registrant.

On November 21, 2018, the Company announced the completion of the Acquisition of Snow Time.  The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As disclosed in Item 1.01 above, the cash portion of the Acquisition purchase price was funded by the Term Loan from Cap 1 and proceeds from the sale of shares of Series A Preferred Stock and Option Warrants to Cap 1.  Prior to the Acquisition and consummation of the transactions contemplated by the Term Loan, Cap 1 and its affiliates beneficially owned (within the meaning of Rules 13d-3 and 13d-5 of the Securities Exchange Act of 1934, as amended) approximately 40% of the Company’s voting securities.  After consummation of the Acquisition, Cap 1 and its affiliates beneficially own (as defined above) approximately 54% of the Company’s voting securities. The percentage of the Company’s voting securities owned by Cap 1 includes (i) shares of Common Stock underlying 40,000 shares of Series A Preferred Stock held by Cap 1, as Cap 1 has the right to vote such shares on an as-converted basis, and (ii) shares of Common Stock underlying all warrants held by Cap 1 as of the date of this Current Report on Form 8-K.  Full exercise of all warrants currently held by Cap 1 (which excludes the Extension Warrant) would require Cap 1 to pay approximately $57.5 million in aggregate exercise prices, ranging from $6.50 per share to $10.00 per share.

As noted in Item 1.01 above, Cap 1 has entered into the Amended and Restated Stockholders’ Agreement and Amended and Restated Voting Agreement with the Company and the Management Stockholders. The description of these agreements included in Item 1.01 is incorporated herein by reference.

Rory A. Held is a member of the Company’s board of directors and was nominated for election by Cap 1 pursuant to the terms of the Original Stockholders’ Agreement. Mr. Held serves as Executive Vice President and Portfolio Manager of Summer Road LLC, which serves as a family office and provides investment management services to Cap 1. Mr. Held has no equity interest in, or other relationship with, Cap 1 or Summer Road LLC and is not compensated by Cap 1 or Summer Road LLC for his services as a director of the Company. Mr. Held has no direct or indirect interest in the Acquisition or the securities issuable to Cap 1 pursuant to the terms of the Credit Agreement.

Item 9.01.Financial Statements and Exhibits.

(a)Financial Statements of Business Acquired.

The Company intends to file financial statements required by this Item 9.01(a) under the cover of an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Form 8-K was required to be filed.

(b)Pro Forma Financial Information.

The Company intends to file pro forma financial information as required by this Item 9.01(b) under the cover of an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Form 8-K was required to be filed.

(c)Not applicable.

(d)Exhibits

Exhibit No.	Description of Exhibit
4.1	Warrant No. 4 issued to Cap 1 LLC, dated as of November 21, 2018.
4.2	Warrant No. 5 issued to Cap 1 LLC, dated as of November 21, 2018.
4.3	Warrant No. 6 issued to Cap 1 LLC, dated as of November 21, 2018.
4.4	Warrant No. 7 issued to Cap 1 LLC, dated as of November 21, 2018.
10.1	Credit Agreement among Snow Time Acquisition, Inc., Snow Time, Inc. and Cap 1 LLC, dated as of November 21, 2018.

10.2	Amended and Restated Stockholders’ Agreement among Peak Resorts, Inc., Timothy D. Boyd, Stephen J. Mueller, Richard K. Deutsch and Cap 1 LLC, dated as of November 21, 2018.
10.3	Amended and Restated Voting Agreement among Peak Resorts, Inc., Cap 1 LLC, Timothy D. Boyd, Stephen J. Mueller and Richard K. Deutsch, dated as of November 21, 2018.
10.4	Registration Rights Agreement between Peak Resorts, Inc. and Cap 1 LLC, dated as of November 21, 2018.

Cautionary Note Concerning Forward-Looking Statements

Certain information contained herein and in the exhibits that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by the use of words such as “may,” “will,” “expect,” “should,” “anticipate,” “intend,” “believe” and “plan.” The forward-looking statements contained in this Current Report on Form 8-K include, without limitation, statements related to: the expected impact of the Acquisition of Snow Time on the Company’s overall business, operations and results of operations; expectations regarding the sustained effect of the Acquisition on the Company’s season pass sales; and the realization of anticipated cost and operating synergies. These and other forward-looking statements are based on management's current views and assumptions and involve risks and uncertainties that could significantly affect expected results. Results may be materially affected by factors such as: risks associated with acquisitions generally; failure to retain key management and employees; issues or delays in the successful integration of the Snow Time operations with those of the Company, including incurring or experiencing unanticipated costs and/or delays or difficulties; difficulties or delays in the successful transition of the operations, systems and personnel of Snow Time; future levels of revenues being lower than expected and costs being higher than expected; failure or inability to implement growth strategies in a timely manner; unfavorable reaction to the acquisition by resort visitors, competitors, vendors and employees; conditions affecting the industry generally; local and global political and economic conditions; conditions in the securities market that are less favorable than expected; and other risks described in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended April 30, 2018.

Actual results could differ materially from those projected in the forward-looking statements. The Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 23, 2018

PEAK RESORTS, INC. (Registrant)

By:	/s/ Christopher J. Bub
Name:	Christopher J. Bub
Title:	Chief Financial Officer